UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2020

Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36590	37-1653648
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20475 State Highway 249, Suite 300
Houston, TX 77070
(Address of principal executive offices)

(281) 598-1230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange where registered
Common Stock, $0.01 par value per share	ICD	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement

Commitment Purchase Agreement and Registration Rights Agreement

On November 11, 2020, Independence Contract Drilling, Inc. (the “Company,” “we,” “us” or “our”) entered into a Common Stock Purchase Agreement (the “Commitment Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Tumim Stone Capital LLC (“Tumim”). Pursuant to the Commitment Purchase Agreement, the Company has the right to sell to Tumim up to $5,000,000 (the “Total Commitment”) in shares of its common stock, par value $0.01 per share (the “Shares”) (subject to certain conditions and limitations) from time to time during the term of the Commitment Purchase Agreement. Sales of common stock pursuant to the Commitment Purchase Agreement, and the timing of any sales, are solely at the option of the Company and the Company is under no obligation to sell securities pursuant to this arrangement. Shares may be sold by the Company pursuant to this arrangement over a period of up to 24 months, commencing on the date that the registration statement relating to such shares is declared effective by the Securities and Exchange Commission.

Upon the satisfaction of the conditions in the Commitment Purchase Agreement, including that a registration statement that we agreed to file with the SEC pursuant to the Registration Rights Agreement is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC (such event, the “Commencement”), we will have the right, but not the obligation, from time to time at our sole discretion over the 24-month period from and after the Commencement, to direct Tumim to purchase up to a fixed maximum amount of shares of common stock as set forth in the Commitment Purchase Agreement on any business day on which the closing price of the common stock exceeds $1.00 (subject to adjustment as provided in the Commitment Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring after the date of the Commitment Purchase Agreement); provided, that Tumim’s maximum commitment under any single fixed purchase will not exceed $1,000,000.

In addition to fixed purchases, as described above, we may also direct Tumim to purchase additional amounts as “VWAP” purchases (i.e., based on a volume weighted average price) as set forth in the Commitment Purchase Agreement, provided the closing price of the common stock exceeds $1.35 (subject to adjustment as provided in the Commitment Purchase Agreement for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring after the date of the Commitment Purchase Agreement).

The purchase price of the shares of our common stock that may be sold to Tumim under the Commitment Purchase Agreement will be based on the market price of our common stock at the time of sale as computed under the Commitment Purchase Agreement. There is no upper limit on the price per share that Tumim could be obligated to pay for the common stock under the Commitment Purchase Agreement. The purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

From and after Commencement, we will control the timing and amount of any sales of our common stock to Tumim. Actual sales of shares of our common stock to Tumim under the Commitment Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among others, market conditions, the trading price of the common stock and determinations by us as to the appropriate sources of funding for our company and our operations.

Under the applicable rules of the New York Stock Exchange (“NYSE”), in no event may we issue more than 1,234,546 shares of our common stock, which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Commitment Purchase Agreement (the “Exchange Cap”), to Tumim under the Commitment Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the price of all applicable sales of our common stock to Tumim under the Commitment Purchase Agreement equals or exceeds the lower of (A) the official closing price on the NYSE immediately preceding the delivery by us of an applicable purchase notice under the Commitment Purchase Agreement and (B) the average of the closing prices of our common stock on the NYSE for the five business days immediately preceding the delivery by us of an applicable purchase notice under the Commitment Purchase Agreement, in each case plus $0.128, such that the transactions contemplated by the Commitment Purchase Agreement are exempt from the Exchange Cap limitation under applicable NYSE rules. In any event, the Commitment Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Commitment Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the NYSE. The Company has also limited the aggregate number of shares of common stock reserved for issuance under the Commitment Purchase Agreement to 1,500,000 shares without subsequent board approval.

In all instances, we may not sell shares of our common stock to Tumim under the Commitment Purchase Agreement if it would result in Tumim beneficially owning more than 4.99% of the common stock (the “Beneficial Ownership Cap”).

The net proceeds from sales, if any, under the Commitment Purchase Agreement, will depend on the frequency and prices at which the Company sells shares to Tumim. To the extent the Company sells shares under the Commitment Purchase Agreement, the Company plans to use any proceeds therefrom for general corporate purposes, which may include prepayment of interest-bearing contingent consideration payments due to an affiliate of $3.1 million as of September 30, 2020, capital expenditures, working capital and general and administrative expenses.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into a “Variable Rate Transaction,” as defined in the Purchase Agreement. Tumim has agreed not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of the common stock.

B. Riley Securities, Inc. (“B. Riley”) acted as exclusive placement agent in connection with the transactions contemplated by the Commitment Purchase Agreement, for which the Company paid B. Riley a cash placement fee of $180,000, representing 3.6% of the $5,000,000 Total Commitment.

As consideration for Tumim’s irrevocable commitment to purchase shares of common stock upon the terms of and subject to satisfaction of the conditions set forth in the Commitment Purchase Agreement, upon execution of the Commitment Purchase Agreement, the Company paid Tumim a cash commitment fee of $100,000 representing 2.0% of the $5,000,000 Total Commitment. The Company has also agreed to reimburse Tumim for the fees and expenses of its counsel, up to a maximum of $50,000, and to reimburse Tumim for its other expenses up to $7,500.

Pursuant to the terms of the Registration Rights Agreement, we have agreed to file with the SEC one or more registration statements on Form S-1 to register for resale under the Securities Act the shares of our common stock that may be issued to Tumim under the Commitment Purchase Agreement. The Commitment Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Company has the right to terminate the Commitment Purchase Agreement at any time after Commencement, at no cost or penalty, upon 10 trading days’ prior written notice to Tumim. Neither the Company nor Tumim may assign or transfer its rights and obligations under the Commitment Purchase Agreement or the Registration Rights Agreement, and no provision of the Commitment Purchase Agreement or the Registration Rights Agreement may be modified or waived by the parties.

The foregoing description of the Commitment Purchase Agreement and the Registration Rights Agreement do not purport to be complete and is qualified in its entirety by reference to complete text of the Commitment Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under the heading “Commitment Purchase Agreement and Registration Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The shares of our common stock that may be issued under the Commitment Purchase Agreement is being offered and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. Tumim represented that it is an “accredited investor,” as defined in Regulation D, and is acquiring such shares under the Commitment Purchase Agreement for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of common stock that may be issued to Tumim under the Commitment Purchase Agreement have not been registered under the Securities Act or any applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of our common stock nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01 Regulation FD Disclosure

The Company has filed as Exhibit 99.1 a presentation that it intends to make to investors during the month of November. The presentation includes the following operational update:

•Six rigs drilling as of September 30, 2020
•Two additional rig reactivations in October 2020
•One additional signed contract since November 3, 2020 conference call. The rig is scheduled to commence drilling operations in November 2020 in the Permian Basin
•Continue to pursue additional opportunities for rig reactivations later in 4Q’20 and 1H’21 in target markets

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description

10.1	Common Stock Purchase Agreement, dated as of November 11, 2020, by and between Independence Contract Drilling, Inc. and Tumim Stone Capital LLC.

10.2	Registration Rights Agreement, dated as of November 11, 2020, by and between Independence Contract Drilling, Inc., and Tumim Stone Capital LLC.

99.1	ICD Corporate Presentation, dated as of November 12, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Contract Drilling, Inc.

Date: November 12, 2020	By:	/s/ Philip A. Choyce
	Name:	Philip A. Choyce
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary